UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                     April 8, 2013

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota		55305
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                                                                                                                     (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.          Regulation FD Disclosure.

On August 29, 2012, a wholly owned subsidiary of Lakes Entertainment, Inc. (“Lakes”) entered into a Subordination and Intercreditor Agreement (“Intercreditor Agreement”) with Penn National Gaming, Inc. (“Penn”) and the Jamul Indian Village (“Jamul”) relating to monies Lakes had previously advanced to Jamul for the development of a gaming facility on Jamul’s trust land in San Diego County, California.  Pursuant to the Intercreditor Agreement, Lakes modified the terms of its outstanding debt with Jamul to reflect that the total debt outstanding is currently $60 million, and that interest on such debt will accrue at 4.25% after the opening of a casino to be developed by Penn on the Jamul trust land.  Additionally, Lakes’ debt will be subordinate to the senior financing until such financing is paid in full, but current interest on the subordinated debt will be paid to Lakes on a quarterly basis when the Penn casino opens, so long as there is no default under the senior financing agreement.   When the senior financing is paid in full, Lakes will receive repayment of its outstanding principal and interest.

On September 14, 2012, a separate wholly owned subsidiary of Lakes entered into a ten-year option agreement with Penn that grants Penn the right to purchase approximately 98 acres of land which Lakes owns adjacent to Jamul’s trust land (“Option Agreement”).  The purchase price for the land is $7 million and increases annually by 1%.

The Intercreditor Agreement and Option Agreement became material agreements when Penn recently announced that a wholly-owned subsidiary of Penn entered into definitive agreements with Jamul to jointly develop a Hollywood-branded casino and resort on Jamul’s trust land.

A copy of Lakes’ press release is attached as Exhibit 10.1 to this Form 8-K. A copy of the Intercreditor Agreement and Option Agreement are attached as Exhibit 10.2 and 10.3 to this Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Lakes Entertainment, Inc. Press Release dated April 8, 2013

10.2	Subordination and Intercreditor Agreement by and between Lakes Jamul Development, LLC., Penn National Gaming, Inc. and Jamul Indian Village, dated August 29, 2012

10.3	Option Agreement by and between Lakes Kean Argovitz Resorts – California, LLC and Penn National Gaming, Inc., dated September 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: April 11, 2013	By:	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer